Exhibit 1.1

Execution Copy

9,014,843 Shares of Class A Common Stock

XM SATELLITE RADIO HOLDINGS INC.

UNDERWRITING AGREEMENT

March 25, 2004

BEAR, STEARNS & CO. INC.

383 Madison Avenue

New York, New York 10179

Ladies/Gentlemen:

The DIRECTV Group, Inc., (the “Selling Stockholder”), a stockholder of XM Satellite Radio Holdings Inc., a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to Bear, Stearns & Co. Inc. (the “Underwriter”) an aggregate of 9,014,843 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”). The offering and sale of the Shares contemplated herein (the “Offering”) is more fully described in the Registration Statement referred to below.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-106824) and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and a copy of which has heretofore been delivered to the Underwriter. The registration statement, as amended at or after the time it became effective, including the prospectus, financial statements, schedules, exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include any such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the

Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), proposes to file the Prospectus Supplement with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The Prospectus, in the form in which it was filed with the Commission in the Registration Statement pursuant to Rule 415 of the Securities Act Regulations, is hereinafter referred to as the “Prospectus.” The Prospectus Supplement relating to the Shares for use in connection with the offering and sale of the Shares, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the “Prospectus Supplement.” References to the term “Prospectus Supplement,” unless otherwise indicated, shall refer to the Prospectus and the Prospectus Supplement. Any preliminary prospectus supplement relating to the Shares or prospectus supplement subject to completion relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereafter called a “Preliminary Prospectus Supplement.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus, a Preliminary Prospectus Supplement and the Prospectus Supplement, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

(b) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the Closing Date referred to in Section 3 hereof, and the Prospectus Supplement, as of the date hereof and as of the Closing Date, complied and comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and each of the foregoing did not and as of the Closing Date do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus Supplement, as of the date hereof (unless the term “Prospectus Supplement” refers to a prospectus supplement which has been provided to the Underwriter by the Company for use in connection with the offering of the Shares which differs from the Prospectus Supplement filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Underwriter for such use) and on the Closing Date, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section (1)(b) shall not apply to statements in or omissions from the Registration Statement or Prospectus Supplement made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus Supplement. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material included in paragraphs 4, 6, 7, 8 and 10 under the caption “Underwriting” in the Prospectus Supplement. Each Preliminary Prospectus Supplement and Prospectus Supplement filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sales of the Shares (except as may be permitted by Regulation S-T under the Securities Act). There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein as required, and there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus Supplement that have not been described therein as required.

(c) Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus Supplement and to own, lease and operate its properties, and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing) and (iii), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the marketability of the Shares pursuant hereto or (z) in any manner draw into question the validity of this Agreement or the transactions described in the Prospectus Supplement under the caption “Use of Proceeds” (any of the events set forth in clauses (x), (y) or (z), a “Material Adverse Effect”).

(d) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar rights. At December 31, 2003, the Company had the Actual, Pro Forma and Pro Forma As Adjusted For Conversion capitalization as set forth in the Prospectus Supplement under the caption “Capitalization” (subject in each case to the assumptions set forth above such caption). As of December 31, 2003, the Company had 160,655,194 shares of Class A Common Stock outstanding, zero shares of Class B common stock outstanding, 10,786,504 shares of Series A convertible preferred stock outstanding, 474,289 shares of Series B convertible redeemable preferred stock outstanding, 140,000 shares of Series C convertible redeemable preferred stock outstanding, zero shares of Series D junior participating preferred stock outstanding, options to purchase 11,963,206 shares of Class A common stock outstanding and warrants to purchase 29,581,413 shares of Class A common stock outstanding.

(e) Except as disclosed in the Prospectus Supplement, all of the outstanding capital stock of, or other ownership interests in, the Company’s subsidiaries is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

(f) Except as disclosed in the Prospectus Supplement there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries (other than options issued pursuant to the Company’s 1998 Shares Award Plan and Employee Stock Purchase Plan or ordinary course option grants consistent with the Company’s past practices).

(g) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed for quotation on the Nasdaq National Market System (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(i) The statistical and market-related data included in the Prospectus Supplement are based on or are derived from sources which the Company believes to be reliable and accurate in all material respects.

(j) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles.

(k) Neither the Company nor any of its subsidiaries is, nor after giving effect to the Offering will be, (i) in violation of its certificate of incorporation or bylaws, (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act of 1934 (the “Communications Act”) and the rules and regulations of the Federal Communications Commission (the “FCC”), and environmental laws, statutes, ordinances, rules regulations, judgments or court decrees) applicable to the Company or any of its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (ii) and (iii), any default or violation that (A) could not reasonably be expected to have a Material Adverse Effect or (B) which is disclosed in the Prospectus Supplement. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as disclosed in the Prospectus or Prospectus Supplement .

(l) None of (i) the execution, delivery or performance by the Company of this Agreement, (ii) the sale of the Shares and (iii) the consummation by the Company of the transactions contemplated hereby and in the Prospectus Supplement violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (A) the certificate of incorporation or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, other than, in the case of clause (B) above, (x) any default or violation that (1) could not reasonably be expected to have a Material Adverse Effect or (2) which is disclosed in the Prospectus Supplement or (y) any “piggyback” registration rights held by investors that will have been waived on or prior to the Closing Date. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or administrative agency or (ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement, (B) the sale of the Shares and the transactions contemplated hereby and thereby except such as have been obtained and made under the Securities Act and state securities or Blue Sky laws and regulations or such as may be required by the National Association of Securities Dealers, Inc. (the “NASD”).

(m) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company or any of its subsidiaries, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Prospectus Supplement and that is not so disclosed, or (B) except as has been disclosed in the Prospectus Supplement could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(n) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents or suspends the use of the Prospectus Supplement; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents or suspends the sale of the Shares in any jurisdiction referred to in Section 1(c) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus Supplement; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(o) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries that, in the case of clauses (i), (ii) or (iii) above, could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), which in the case of clause (A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect.

(p) None of the Company or any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

(q) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus Supplement as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectus Supplement or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession of its properties under all material leases to which it is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Prospectus Supplement, except as described in the Prospectus Supplement or where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect, and each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default by the Company or any subsidiary has occurred and is continuing thereunder and, to the best knowledge of the Company and its subsidiaries, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

(r) Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses (including all FCC, state, local or other regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property”) presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it or its subsidiaries free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except as (1) disclosed in the Prospectus Supplement or (2) as could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, the use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as disclosed in the Prospectus Supplement or as could not reasonably be expected to have a Material Adverse Effect.

(s) None of the Company or any of its subsidiaries or, to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction), which (i) might subject the Company or any of its subsidiaries, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

(t) All material tax returns required to be filed by the Company and each of its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company, the assets or property of the Company or any of its subsidiaries. The Company has made adequate charges, accruals and reserves in the applicable financial statements included in the Prospectus Supplement in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(u) None of the Company or any of its subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(v) Except as disclosed in the Prospectus Supplement, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement to which it is a party or the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that will have been duly waived on or prior to the Closing Date.

(w) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences thereto.

(x) Except as disclosed in the Prospectus Supplement, each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby. The Company has no reason to believe that it or any subsidiary will not be able (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as presently contemplated and at a cost that would not result in a Material Adverse Effect.

(y) None of the Company or any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares or (ii) since the date of the Preliminary Prospectus Supplement (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

(z) The Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(aa) Subsequent to the respective dates as of which information is given in the Prospectus Supplement and up to the Closing Date, except as set forth in the Prospectus Supplement, (i) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that will be material to the Company and its subsidiaries taken as a whole, (iii) there has not been, singly or in the aggregate, any change or development that could reasonably be expected to result in a Material Adverse Effect, (iv) except for the dividend consisting of shares of Class A Common Stock paid to the holders of the Company’s Series B convertible redeemable preferred stock on February 2, 2004, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (v) there has been no change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries, (vi) there has been no revaluation by the Company or any of its subsidiaries of any of their assets, (vii) there has been no material increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person, (viii) there has been no amendment or termination of any material contract, agreement or license to which the Company or any subsidiary is a party or by which it is bound, (ix) there has been no waiver or release of any material right or claim of the Company or any subsidiary, including any write-off or other compromise of any material account receivable of the Company or any subsidiary, and (x) there has been no material change in pricing or royalties set or charged by the Company or any subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property Rights to the Company or any of its subsidiaries.

(bb) KPMG LLP, who has expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Prospectus Supplement, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act. Except as expressly stated in the letters delivered pursuant to Section 7(g) hereof, the historical financial statements, together with related schedules and notes thereto, comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act and present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries, at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial information included in the Prospectus Supplement has been prepared on a basis consistent with such historical financial statements of the Company and its subsidiaries, and gives effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the Prospectus Supplement.

(cc) The financial statements, together with the related notes, included in the Prospectus Supplement present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Prospectus Supplement under the caption “Capitalization,” and the financial data schedule set forth in the Registration Statement fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus Supplement.

(dd) Except as pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the purchase and sale of the Shares.

(ee) The statements (including the assumptions described therein) included in the Prospectus Supplement (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.

(ff) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(gg) The conditions for use of Form S-3, as in effect on the date hereof and as in effect immediately prior to October 21, 1992, as set forth in the General Instructions thereto, have been satisfied.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, the Underwriter as of the date hereof and as of the Closing Date (referred to in Section 3 hereof) that:

(a) The Selling Stockholder has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus Supplement. This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus Supplement have been duly and validly authorized by the Selling Stockholder. This Agreement has been duly and validly executed and delivered by the Selling Stockholder and constitutes the legal, valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Selling Stockholder agrees that the Shares to be sold by the Selling Stockholder in accordance with the terms hereof are subject to the interests of the Underwriter, and that the obligations of the Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement, by any act of the Selling Stockholder, by operation of law or by the occurrence of any other event. If the Selling Stockholder should die or become incapacitated, or if any other event should occur affecting the legal status or capacity of the Selling Stockholder before the delivery of the Shares to be sold by the Selling Stockholder hereunder, the documents evidencing the Shares to be sold by the Selling Stockholder shall be delivered by the Selling Stockholder’s successors in accordance with the terms and conditions of this Agreement as if such event had not occurred.

(c) The Selling Stockholder has, and on the Closing Date will have, good and valid title to and is the lawful owner of the Shares to be sold by the Selling Stockholder hereunder, and upon sale and delivery of, and payment for, such Shares as provided herein, the Selling Stockholder will convey to the Underwriter good and marketable title to such Shares, free and clear of all Liens.

(d) No consent of, from or with any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance by the Selling Stockholder of this Agreement, or consummation by the Selling Stockholder of the transactions contemplated herein or therein, except such as have been obtained under the Securities Act and such as may be required under the state or foreign securities laws, the blue sky laws of any jurisdiction, the NASD or NASDR in connection with the purchase and distribution of the Selling Stockholder’s Shares by the Underwriter.

(e) The execution, delivery and performance of this Agreement by the Selling Stockholder and consummation of any of the other transactions contemplated herein by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will not (A) conflict with, result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to any law, statute, rule or regulation or the terms of any material indenture or other material agreement or instrument to which the Selling Stockholder is party or bound, or to which any of the material property or material assets of the Selling Stockholder is subject, or (B) if the Selling Stockholder is not a natural person, result in any violation of the provisions of any charter or bylaws or certificate of formation, trust agreement, partnership agreement, articles of partnership or other organizational documents, as applicable, of the Selling Stockholder, or (C) result in any violation or breach of any judgment, order, decree statute, rule or regulation applicable to the Selling Stockholder of any court or any public, governmental or regulatory agency or body, administrative agency or arbitrator having jurisdiction over the Selling Stockholder.

(f) Except as disclosed in the Prospectus Supplement, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(g) The Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus Supplement and (i) has no knowledge of any material adverse information with regard to the Company or any subsidiary which is not disclosed in the Registration Statement and the Prospectus Supplement, (ii) has no knowledge of any misstatement of a material fact or failure to state a material fact necessary to make the statements in the Prospectus Supplement, in light of the circumstances under which they were made, not misleading and (iii) is not prompted to sell the Shares to be sold by the Selling Stockholder by any material adverse information concerning the Company or any subsidiary which is not set forth in the Registration Statement and the Prospectus Supplement or otherwise publicly available, provided, however, that the representations set forth in clauses (i) and (ii) of this Section 2(g) are made only with respect to written information furnished to the Company by or on behalf of the Selling Stockholder expressly for use in the Registration Statement or the Prospectus Supplement.

(h) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(i) The Selling Stockholder has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Stockholder other than the Prospectus Supplement or the Registration Statement.

Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Selling Stockholder 9,014,843 Shares, at a purchase price per share of $24.75.

(b) Payment of the purchase price for, and delivery of certificates representing, the Shares shall be made at the office of Latham & Watkins LLP, Washington, D.C. (“Underwriter’s Counsel”), or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on the fifth (as permitted under Rule 15c6-1 under the Exchange Act) business day following the date of the determination of the public offering price, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

(c) Payment of the purchase price for the Shares shall be made by wire transfer in same day funds to the Selling Stockholder upon delivery of certificates for the Shares to the Underwriter through the facilities of The Depository Trust Company for the account of the Underwriter. The Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by the Selling Stockholder to the Underwriter, or otherwise in connection with the performance of the Selling Stockholder’s obligations hereunder. Certificates for the Shares shall be registered in such name or names and shall be in such denominations as the Underwriter may request at least two business days before the Closing Date. The Company and the Selling Stockholder will permit the Underwriter to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

4. Offering. Upon authorization of the release of the Shares by the Underwriter, the Underwriter proposes to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus Supplement.

5. Covenants of the Company; Covenants of the Selling Stockholder.

(a) The Company covenants and agrees with the Underwriter that:

(i) The Registration Statement and any amendments thereto has been declared effective, and if Rule 430A is used or the filing of the Prospectus Supplement is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus Supplement (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434, and the Prospectus Supplement shall not be

“materially different” (as such term is used in Rule 434) from the Prospectus included in the Registration Statement at the time it became effective.

The Company will notify you and the Selling Stockholder immediately (and, if requested by the Underwriter, will confirm such notice in writing) (A) when any post-effective amendment to the Registration Statement becomes effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus Supplement or for any additional information, (C) of the mailing or the delivery to the Commission for filing of the Prospectus Supplement or any amendment of or supplement to the Registration Statement or the Prospectus Supplement, including but not limited to Rule 462(b) under the Securities Act, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every reasonable effort to avoid the issuance of any such stop order, (E) of the receipt of any comments or inquiries from the Commission, and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any post-effective amendments to the Registration Statement or any amendment of or supplement to the Prospectus Supplement (including any revised prospectus supplement which the Company proposes for use by the Underwriter in connection with the offering of the Shares which differs from the prospectus supplement filed with the Commission pursuant to Rule 424(b), whether or not such revised prospectus supplement is required to be filed pursuant to Rule 424(b)) to which the Underwriter, Underwriter’s Counsel or the Selling Stockholder shall reasonably object after being timely furnished in advance a copy thereof. The Company will provide the Underwriter and the Selling Stockholder with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Underwriter and the Selling Stockholder a reasonable opportunity to review and comment thereon.

(ii) The Company shall comply with the Securities Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus Supplement. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus Supplement as then amended or supplemented would, in the judgment of the Underwriter, the Company or the Selling Stockholder, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with applicable law it shall be necessary at any time to amend or supplement the Prospectus Supplement or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus Supplement or in any amendment thereof or supplement thereto, the Company will notify the Underwriter and the Selling Stockholder promptly and prepare and file with the Commission, subject to Section 5(a)(i) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Underwriter) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iii) The Company will promptly deliver to the Underwriter a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith. The Company will promptly deliver to the Underwriter such number of copies of the Prospectus Supplement and the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus Supplement or any amendment thereof or supplement thereto, as the Underwriter may reasonably request. Prior to 3:00 P.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriter with copies of the Prospectus Supplement in New York City in such quantities as the Underwriter may reasonably request.

(iv) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Underwriter may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(v) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs (or if such fiscal quarter is the Company’s fourth fiscal quarter, no later than 90 days after the end of such quarter), an earnings statement of the Company complying with Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158).

(vi) During the period of five years from the date of the Prospectus Supplement, the Company will furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriter (A) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission), provided, however, that if any such information is confidential in nature the Underwriter shall enter into a customary confidentiality agreement, at the reasonable request of the Company, relating thereto.

(vii) The Company, during the period when the Prospectus Supplement is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Securities Act Regulations within the time periods required thereby.

(viii) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

(ix) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(b) The Selling Stockholder covenants and agrees with the Underwriter:

(i) To deliver to the Underwriter prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States Person) or Form W-9 (if the Selling Stockholder is a United States Person), which in each case may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;

(ii) To notify promptly the Company and the Underwriter if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus Supplement has been completed, as determined by the Underwriter, the Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus Supplement or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the information furnished by the Selling Stockholder for inclusion in the Prospectus Supplement;

(iii) To cooperate to the extent reasonably necessary to cause any post-effective amendments to the Registration Statement to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement; and

(iv) To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by the Selling Stockholder.

6. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus Supplement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus Supplement and the Prospectus Supplement and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 5(a)(iv) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any blue sky survey; (v) all fees and expenses in connection with listing the Shares on the NASDAQ; (vi) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; (vii) any stock transfer taxes incurred in connection with this Agreement or the Offering; and (viii) fees and expenses related to the offering of Shares by the Selling Stockholder. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

The Selling Stockholder will pay all fees and expenses related to the offering of the Shares to be sold by it, including (i) the fees and disbursements of its counsel, if any, and (ii) any applicable stock transfer or other taxes related to the offering of its Shares. Notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Stockholder may make for the sharing or allocation of such costs and expenses.

7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriter’s Counsel pursuant to this Section 7 of any misstatement or omission, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional conditions:

(a) The Registration Statement shall have become effective and all necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter; if the Company shall have elected to rely upon Rule 430A or Rule 434 under the Securities Act, the Prospectus Supplement shall have been filed with the Commission in a timely fashion in accordance with Section 5(a)(i) hereof and a form of the Prospectus Supplement containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and, to the Company’s knowledge after due inquiry, no proceedings therefor shall have been initiated or threatened by the Commission.

(b) At the Closing Date you shall have received the favorable written opinion of Hogan & Hartson L.L.P., counsel for the Company, dated the Closing Date addressed to the Underwriter in the form attached hereto as Annex I.

(c) At the Closing Date you shall have received the favorable written opinion of counsel for the Selling Stockholder, dated the Closing Date, addressed to the Underwriter in the form attached hereto as Annex III.

(d) At the Closing Date you shall have received the favorable written opinion of Shaw Pittman, regulatory counsel for the Company, dated the Closing Date addressed to the Underwriter in the form attached hereto as Annex II.

(e) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and to Underwriter’s Counsel, and the Underwriter shall have received from Underwriter’s Counsel a favorable written opinion, dated as of the Closing Date, with respect to the sale of the Shares, the Registration Statement and the Prospectus Supplement and such other related matters as the Underwriter may require, and the Company shall have furnished to Underwriter’s Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the Closing Date you shall have received (1) a certificate of the Chief Executive Officer and Chief Financial Officer or the Chairman of the Board and the Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are true and correct, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus Supplement pursuant to the Securities Act Regulations that have not been included as required and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement there has not been any material adverse change or any development that is reasonably likely to result in a material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, individually or taken as a whole; (y) the long-term debt or capital stock of the Company or any of its subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus; and (2) a certificate, dated the Closing Date, signed by the Company’s Secretary, in form and substance reasonably satisfactory to the Underwriter.

(g) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from KPMG LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriter and in form and substance satisfactory to the Underwriter and Underwriter’s Counsel.

(h) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, individually or taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(i) No downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

(k) The Company shall have furnished the Underwriter and Underwriter’s Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(l) At the Closing Date, you shall have received a certificate of an authorized representative of the Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholder set forth in Section 2 hereof are accurate and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(m) On or prior to the Closing Date, you shall have received a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) from the Selling Stockholder.

(n) If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriter’s Counsel pursuant to this Section 7 shall not be reasonably satisfactory in form and substance to the Underwriter and to Underwriter’s Counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

8. Indemnification

(a) The Company shall indemnify and hold harmless the Selling Stockholder and the Underwriter and each person, if any, who controls the Selling Stockholder or the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus Supplement or the Prospectus Supplement, or in any supplement thereto or amendment thereof, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter or Selling Stockholder, as the case may be, expressly for use therein. The parties agree that such information provided by the Underwriter consists solely of the material referred to in Section 1(b) hereof and that such information provided by or on behalf of the Selling Stockholder consists solely of the information pertaining to the number of shares beneficially owned by the Selling Stockholder as set forth in the table under the heading “Principal and Selling Stockholder” of the Prospectus Supplement. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) The Selling Stockholder shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to the Selling Stockholder contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus Supplement or the Prospectus Supplement, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to the Selling Stockholder required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Selling Stockholder will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder as described in clause (a) of this Section 8; and; provided further, however, that in no such case shall the Selling Stockholder be liable or responsible for any amount in excess of the proceeds (net of underwriting discounts and commissions but before deducting other expenses) applicable to the Shares sold by the Selling Stockholder pursuant to the transactions contemplated hereby. This indemnity agreement will be in addition to any liability that the Selling Stockholder may otherwise have, including under this Agreement.

(c) The Underwriter shall indemnify and hold harmless the Company, the Selling Stockholder, each of the directors of the Company and each of the directors of the Selling Stockholder, each of the officers of the Company who shall have signed the Registration Statement, each of the executive officers of the Selling Stockholder, and each other person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus Supplement or the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by the Underwriter hereunder. The parties agree that such information provided by the Underwriter consists solely of the material referred to in Section 1(b) hereof. This indemnity will be in addition to any liability that the Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Selling Stockholder on the one hand, and the Underwriter on the other hand shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholder or the Underwriter, any contribution received by the Company and the Selling Stockholder from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholder and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholder and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder on the one hand and the total underwriting discount or commissions received by the Underwriter with respect to the Shares purchased under this Agreement, on the other hand, bears to (y) the total gross proceeds from the Offering, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault of each of the Company, the Selling Stockholder and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the proceeds (net of underwriting discounts and commissions but before deducting other expenses) applicable to the Shares sold by the Selling Stockholder pursuant to the transactions contemplated hereby exceeds the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company, or the Selling Stockholder, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i), (ii) and (iii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. The obligations of the Company and the Selling Stockholder, respectively, to contribute pursuant to this Section 9 are several and not joint.

10. Selling Stockholder Default.

(a) If the Selling Stockholder shall default in its obligation to sell and deliver any Shares hereunder, then the Underwriter may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 2, 6, 8, 9, 11 and 12 hereof shall remain in full force and effect. No action taken pursuant to this Section 10 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event that such default occurs and the Company and the Underwriter agree to proceed with the Offering, then the Underwriter may, at its option, or the Company shall have the right, in each case by notice to the other, to postpone the Closing Date for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus Supplement or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus Supplement which, in the opinion of Underwriter’s Counsel, may thereby be made necessary or advisable.

11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter, the Company and the Selling Stockholder contained in this Agreement or in certificates of officers of the Company or any subsidiary submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof or by or on behalf of the Company or the Selling Stockholder, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations contained in Sections 1 and 2, the agreements contained in Sections 6, 8, 9, 11 and 12, and the provisions of Sections 13 through 18, inclusive, hereof shall survive any termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

12. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the execution of this Agreement.

(b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date if (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) if trading on The New York Stock Exchange (“the NYSE”) or The NASDAQ National Market (the “NASDAQ”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 12 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to default by the Underwriter) or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriter in connection herewith.

13. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to the Underwriter at Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Corporate Finance Department, telecopy number (212) 272-3092, with a copy to Underwriter’s Counsel at Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention: Gregory Ezring, telecopy number (212) 751-4864;

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing, to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Joseph Titlebaum, Executive Vice President, General Counsel and Secretary, telecopy number: (202) 380-4534, with a copy to Hogan & Hartson L.L.P, 555

Twelfth Street, Washington, D.C. 20004, Attention: Steven Kaufman, telecopy number: (202) 637-5910;

(c) if sent to the Selling Stockholder, shall be mailed, delivered, or faxed and confirmed in writing, to the Selling Stockholder at The DIRECTV Group, Inc., 2250 East Imperial Highway, El Segundo, California 90245, Attention: Senior Vice President and General Counsel, with a copy to Selling Stockholder’s counsel at Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Michael Lubowitz.

Any such notices and other communications shall take effect at the time of receipt thereof.

14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company and the Selling Stockholder and the controlling persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving any effect to any provisions thereof relating to conflicts of law.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Joseph M. Titlebaum

	Name:	Joseph M. Titlebaum
	Title:	Executive Vice President, General Counsel and Secretary

THE DIRECTV GROUP, INC.

By:	/s/ Larry D. Hunter

	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

BEAR, STEARNS & CO. INC.

By: BEAR, STEARNS & CO. INC.

By:	/s/ Stephen Parish

	Name:	Stephen Parish
	Title:	Senior Managing Director

ANNEX I

Form of Opinion of Hogan & Hartson LLP

1. Each of the Company, XM Satellite, XM Radio and XM Innovations was incorporated, and is validly existing and in good standing as of the date of the applicable telegram specified in Paragraphs 19 and 20 above, under the laws of the State of Delaware. Each of XM Equipment and XM Eckington was organized, and is validly existing and in good standing as of the date of the applicable telegram specified in Paragraph 20. Each of the Company, XM Satellite, XM Radio and XM Innovations has the corporate power and corporate authority under the Company Certificate of Incorporation, the XM Satellite Certificate of Incorporation, the XM Radio Certificate of Incorporation and the XM Innovations Certificate of Incorporation, respectively, and the Delaware General Corporation Law to own, lease and operate its current properties and to conduct its business as described in the Prospectus Supplement. Each of XM Equipment and XM Eckington have the limited liability company power and limited liability company authority under the XM Equipment Certificate of Formation and the XM Equipment Operating Agreement, and the XM Eckington Certificate of Formation and the XM Eckington Operating Agreement, respectively, and the Delaware LLC Act to own, lease and operate its current properties and to conduct its business as described in the Prospectus Supplement. The Company, XM Radio and XM Eckington are authorized to transact business as foreign corporations in the District of Columbia as of the date of the certificates specified in Paragraphs 21 and 23 above, respectively. XM Satellite is authorized to transact business as a foreign corporation in the District of Columbia, the State of Florida, the State of Michigan and the Commonwealth of Virginia as of the respective dates of the certificates and written confirmations specified in Paragraph 22 above.

2. All shares of capital stock of the Company shown as issued and outstanding on an actual basis under the caption “Capitalization” in the Prospectus Supplement, including the Selling Stockholder Shares, are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and nonassessable and were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares. The capital stock conforms in all material respects to the description thereof set forth in the Prospectus Supplement under the caption “Description of Capital Stock.”

3. All of the issued and outstanding shares of capital stock of XM Satellite have been duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of XM Satellite’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by the Company, except as disclosed in the Prospectus Supplement.

4. All of the issued and outstanding shares of capital stock of XM Radio have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole incorporator of XM Radio authorizing issuance thereof,

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are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by XM Satellite, except as disclosed in the Prospectus Supplement.

5. All of the issued and outstanding shares of capital stock of XM Innovations have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole incorporator of XM Innovations authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by XM Satellite, except as disclosed in the Prospectus Supplement.

6. All of the issued and outstanding limited liability interests of XM Equipment have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole member of XM Equipment authorizing issuance thereof, are validly issued, were not issued in violation of any statutory preemptive rights under the Delaware LLC Act or, to our knowledge, any contractual right to subscribe for any of such limited liability interests, and are owned of record by XM Satellite, except as disclosed in the Prospectus Supplement.

7. All of the issued and outstanding limited liability interests of XM Eckington have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole member of XM Eckington authorizing issuance thereof, are validly issued, were not issued in violation of any statutory preemptive rights under the Delaware LLC Act or, to our knowledge, any contractual right to subscribe for any of such limited liability interests, and are owned of record by the Company, except as disclosed in the Prospectus Supplement.

8. To our knowledge, none of the Company or any of the XM Subsidiaries have issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company or any of the XM Subsidiaries, respectively, except as described in the Prospectus Supplement (other than options issued pursuant to the Company’s 1998 Shares Award Plan, Employee Stock Purchase Plan and Talent Option Plan).

9. The Company has the corporate power and corporate authority under the Company Certificate of Incorporation and the Delaware General Corporation Law to execute, deliver and perform as of the date hereof its obligations under the Agreement and to consummate the transactions contemplated by the Agreement, including, without limitation, to issue, sell and deliver the Company Shares as provided therein. When issued in accordance with the provisions of the Agreement, the Company Shares will be validly issued, fully paid and nonassessable under the Delaware General Corporation Law, will not be issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for such shares and will be free and clear of any liens or encumbrances and statutory restrictions.

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10. The Agreement has been duly authorized, executed and delivered on behalf of the Company.

11. The Registration Statements have become effective under the Securities Act, the required filings of the Prospectus Supplement pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statements or suspending or preventing the use of the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

12. The Registration Statements, Prospectuses and the Prospectus Supplement (except for the financial statements and supporting schedules included or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

13. The execution, delivery and performance on the date hereof by the Company of the Agreement and the consummation by the Company of the transactions therein contemplated (including the issuance and sale of the Company Shares) do not (i) violate the Company Certificate of Incorporation or Company Bylaws, (ii) breach or constitute a default under any Filed Contract, (iii) to our knowledge, violate any Applicable Law, or any order, judgment or decree applying Applicable Law of any federal or State of Delaware court or governmental or regulatory authority having jurisdiction over the Company, any of the XM Subsidiaries or any of their respective properties or assets, or (iv) to our knowledge, result in the imposition of a lien or encumbrance on any property or assets of the Company or any of the XM Subsidiaries, except for such violations, breaches, defaults or impositions referred to in clauses (ii), (iii) and (iv) of this Paragraph (m) that (X) would not, singly or in the aggregate, have a Material Adverse Effect or (Y) are disclosed in the Prospectus Supplement.

14. No approval or consent of, or registration or filing with, any federal or State of Delaware governmental agency, court, or regulatory authority (other than the Federal Communications Commission or any state or local communications authority, as to which we express no opinion) having jurisdiction over the Company under any Applicable Law is required to be obtained or made by the Company in connection with the execution, delivery and performance (including the issuance and sale of the Company Shares) as of the date hereof by the Company of the Agreement, except (i) such as may be required under federal securities statutes and regulations (certain matters with respect to which are addressed elsewhere in this opinion) or state securities or blue sky statutes and regulations (as to which we express no opinion), (ii) such as have been obtained or made or have been disclosed in the Prospectus Supplement or (iii) where the failure to obtain such consents or waivers would not, singly or in the aggregate, have a Material Adverse Effect.

15. None of the Company or the XM Subsidiaries is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

16. Except as set forth in the Agreement or in the Prospectus Supplement, to our knowledge, there are no holders of any securities of the Company who, by reason of the execution, delivery or performance as of the date hereof by the Company of the Agreement, have

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the right (which has not been waived) to request or demand that the Company register under the Securities Act securities held by them.

17. The information in the Prospectus Supplement under the following captions (or, as applicable, certain portions of such information as indicated below), to the extent that such information constitutes matters of law or legal conclusions, or purports to describe certain provisions of specified documents, has been reviewed by us, and is correct in all material respects: “Risk Factors—Large payment obligations under our distribution agreement with General Motors may prevent us from becoming profitable or achieving profitability in a timely manner” and “Management—Shareholders and Noteholders Agreement.”

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ANNEX II

Form of Opinion of Shaw Pittman

1. Except as set forth in the Prospectus Supplement under the captions “Risk Factors—Failure to comply with FCC requirements could damage our business” and “Business—Regulatory Matters,” (i) the FCC has granted XM Radio all material authorizations needed to construct, launch, and operate a Satellite Digital Audio Radio Service system and offer a subscription service on a non-common carrier basis, and (ii) the FCC has assigned XM Radio two orbital locations at 85 degrees W.L. and 115 degrees W.L. for XM Radio’s two satellites and the frequency band 2332.5-2345 MHz to provide such Satellite Digital Audio Radio Service.

2. Except for such FCC consents, approvals, authorizations or orders that have already been obtained, no material consent, approval, authorization or order of the FCC is required to be obtained by the Company or XM Radio under the Communications Laws for the consummation of the transactions contemplated under the Underwriting Agreement, except that, from time to time, the Company or XM Radio may be required to obtain certain FCC authorizations that would be required in the ordinary course of business.

3. The execution and delivery of the Underwriting Agreement, and the consummation of the transactions contemplated thereunder, by the Company and XM Radio do not and will not violate any material provision of the Communications Laws.

4. The statements set forth in the Prospectus Supplement under the captions “Risk Factors—Failure to comply with FCC requirements could damage our business” and “Business—Regulatory Matters,” insofar as such statements constitute a summary of material (a) legal matters, (b) documents, or (c) proceedings under the Communications Laws, fairly present the information contained under such captions in light of the circumstances in which such statements are made.

5. Except as set forth in the Prospectus Supplement, to our knowledge, there is no investigation or complaint before the FCC pending or threatened in writing that is specifically directed against or in respect of the Company or XM Radio, or any of the FCC licenses held by XM Radio that would reasonably be expected to result in the revocation of any material FCC authorizations or otherwise to materially impair the operations of the Company or XM Radio taken as a whole.

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ANNEX III

Form of Opinion of General Counsel to The DIRECTV Group, Inc.

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. To my knowledge, except as disclosed in the Prospectus Supplement, the Company is the holder of record and has good and valid title to the certificates for the Shares to be sold by the Company free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance.

3. Assuming that the Underwriters acquire the Shares being sold to it pursuant to the Agreement without notice of an adverse claim thereto, upon (a) the delivery to the Underwriters of such Shares, (b) the payment therefor in accordance with the terms of the Agreement and (c) the acquisition by the Underwriters of control of such Shares, the Underwriter will acquire such Shares free of any adverse claim. For purposes of this Paragraph 3, the terms “delivery”, “control”, “adverse claim” and “notice of an adverse claim” have the respective meanings ascribed thereto in Sections 8-301, 8-106, 8-102(a)(1) and 8-105 of the Uniform Commercial Code in effect in the State of New York (the “UCC”).

4. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

5. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Company is a party or by which it is bound of which I am aware, (iii) New York, Delaware or federal law or regulation (other than federal and state securities or blue sky laws, as to which I express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which I am aware.

6. No consent, approval, waiver, license or authorization or other action by or filing with any state or federal governmental authority is required in connection with the execution and delivery by the Company of the Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for filings and other actions required pursuant to the Securities Act of 1933 and/or the Securities Exchange Act of 1934 and the rules and regulations thereunder, federal and state securities or blue sky laws, as to which I express no opinion.

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